UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 6, 2024

INNOVEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19120 Kenswick Drive Humble, Texas	77338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 346-398-0000

Dril-Quip, Inc.

2050 West Sam Houston Parkway S., Suite 1100,

Houston, Texas 77042

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s) (1)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVX	New York Stock Exchange

(1)	Innovex International, Inc.’s common stock is expected to commence trading under the ticker symbol “INVX” on September 9, 2024.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction.

As previously disclosed, on March 18, 2024, Innovex International, Inc., a Delaware corporation formerly named Dril-Quip, Inc. (the “Company”), entered into an Agreement and Plan of Merger, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of June 12, 2024 (the “Merger Agreement”), with Innovex Downhole Solutions, Inc., a Delaware corporation (“Pre-Merger Innovex”), Ironman Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub Inc.”), and DQ Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub LLC”), which provided for, among other things, (i) the merger of Merger Sub Inc. with and into Pre-Merger Innovex, with Pre-Merger Innovex continuing as the surviving entity (the “Surviving Corporation”) (the “First Merger”) and (ii) immediately following the First Merger, the merger of the Surviving Corporation with and into Merger Sub LLC (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub LLC continuing as the surviving entity under the name “Innovex Downhole Solutions, LLC” (the “Surviving Company”). On September 6, 2024, following approval by the stockholders of the Company at a special meeting held on September 5, 2024, the Mergers and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) were consummated and Pre-Merger Innovex became a wholly owned subsidiary of the Company. In connection with the completion of the Mergers, the Company changed its name from “Dril-Quip, Inc.” to “Innovex International, Inc.”

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

In connection with the Mergers, on September 6, 2024, the Company, TIW Corporation, a Texas corporation and a wholly-owned subsidiary of the Company (“TIW”), and the Surviving Company entered into a joinder agreement (the “Joinder Agreement”) with Tercel Oilfield Products USA L.L.C., a Texas limited liability company (“Tercel”), Pride Energy Services, LLC, a Texas limited liability company (“Pride”), Top-Co Inc., an Alberta corporation (“Top-Co” and, together with Tercel and Pride, each an “Existing Borrower” and collectively, the “Existing Borrowers” and together with the Company, TIW and the Surviving Company, the “Borrowers” and each a “Borrower”) and PNC Bank, National Association (“PNC”), pursuant to which the Company, TIW and the Surviving Company became parties to that certain Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement, dated June 10, 2022, as amended by that certain First Amendment to Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement, dated November 28, 2022, that certain Second Amendment to Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement, dated April 3, 2023, that certain Third Amendment to Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement, dated December 15, 2023 and that certain Fourth Amendment to Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement, dated June 28, 2024, (as may be amended, amended and restated, joined, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Pre-Merger Innovex, Existing Borrowers, the financial institutions from time to time party to the Credit Agreement as lenders (collectively, the “Lenders” and each individually, a “Lender”) and PNC, as agent for the Lenders.

The Credit Agreement provides for (i)(x) a term loan tranche in a principal amount of the lesser of $25.0 million and a certain amount determined based, in part, on appraised values of certain assets of the Company and certain of its subsidiaries and (y) an additional term loan in a principal amount of approximately $4.9 million, which was outstanding under the prior credit agreement (collectively, the “Term Loan”) and (ii) a revolving credit facility of up to $110.0 million with a $5.0 million sublimit for letters of credit and a $11.0 million swing loan (collectively, the “Revolver” and, together with the Term Loan, the “Credit Facility”).

The Credit Facility matures on June 10, 2026. The Term Loan is amortized in an amount equal to $1.25 million each quarter. Amounts borrowed under the Credit Facility are subject to an interest rate per annum equal to, at the Company’s option, either (a) an alternate base rate determined as the highest of (i) the base commercial lending rate of PNC Bank, National Association, (ii) the overnight federal funds rate (subject to a 0% floor) plus 0.5% and (iii) Daily Simple SOFR (as defined in the Credit Agreement) plus 1% (such base rate to be subject to a 0% floor) or (b) the forward-looking term rate based on the secured overnight financing rate (“SOFR”) divided by a number equal to 1.00 minus any SOFR reserve percentage (such term rate to be subject to a 0% floor), plus, in each case of clauses (a) and (b) above, an applicable margin of 0.75% for swing loans and alternate base rate revolving loans, 1.75% for term SOFR revolving loans, 1.00% for alternate base rate term loans and 2.00% for term SOFR term loans. Interest is payable monthly for alternate base rate loans and at the end of the applicable interest period for term SOFR loans (or quarterly if the applicable interest period is longer than three months).

In addition to paying interest on outstanding borrowings under the Credit Facility, the Company is required to pay a quarterly commitment fee to the Lenders under the Credit Agreement equal to 0.25% per annum on the amount by which $110.0 million exceeds the daily unpaid balance of the Revolver on any day.

The Credit Facility is secured by liens on substantially all of the assets of the Borrowers and certain future subsidiaries of the Company and guarantees from certain future subsidiaries of the Company. The Credit Facility requires the Borrowers to make mandatory prepayments on the outstanding amount of (i) the Term Loan in an amount equal to 25% of excess cash flow for each fiscal year, (ii) the Credit Facility if Borrowers issue debt other than certain permitted debt and (iii) the Term Loan and/or the Revolver if the Borrowers issue equity interests the proceeds of which are not used for certain purposes.

The Credit Agreement contains restrictive covenants that may limit the Borrowers’ ability to, among other things, incur additional indebtedness, guarantee obligations, incur liens, make investments, loans or capital expenditures, sell or dispose of assets, enter into mergers or consolidations, enter into transactions with affiliates, or make or declare dividends. The Credit Agreement also requires the Borrowers to maintain as of the last day of each fiscal quarter, a total leverage ratio of not more than 2.50 to 1.00 for the four-quarter period then ending as long as the Term Loan is outstanding. In addition, the Credit Facility contains a springing covenant that requires the Borrowers to maintain, as of the last day of each fiscal quarter, a fixed charge coverage ratio of not less than 1.10 to 1.00 for the four quarter period then ending if (i) an event of default occurs and is continuing or (ii) the lesser of (x) the undrawn availability of the Revolver and (y) a certain amount determined based, in part, on appraised values of certain assets of the Company and certain of its subsidiaries, is less than 20% of $110.0 million plus any increases to the maximum principal amount of the Revolver in accordance with the terms of the Credit Agreement.

If an event of default exists under the Credit Agreement, the Lenders will be able to accelerate the maturity of the Credit Facility and exercise other rights and remedies. An event of default includes, among other things, the nonpayment of principal, interest, fees or other amounts, the failure of any representation or warranty to be correct when made or deemed made in all material respects, the failure to perform or observe covenants in the Credit Agreement or other loan documents, subject, in limited circumstances, to certain grace periods, a cross default to certain other indebtedness if the effect of such default is to cause, or permit the holders of such indebtedness to cause, the acceleration of such indebtedness, the occurrence of bankruptcy or insolvency events, the rendering of material monetary judgments, the invalidity of any guaranty, security agreement or pledge agreement and the occurrence of a Change of Control (as defined in the Credit Agreement).

On June 28, 2024, Pre-Merger Innovex and the Existing Borrowers entered into the Fourth Amendment to the Credit Agreement to permit, among other things, the Transactions and a cash dividend to be declared to the holders of Pre-Merger Innovex’s Common Stock (as defined below) as of a record date on or prior to the consummation of the Transactions not to exceed $75 million; provided that the amount of borrowing with respect to such dividend is required to be paid within five business days of the Transactions. The foregoing description of the Joinder Agreement is qualified in its entirety by the full text of the Joinder Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by the full text of the Credit Agreement filed as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and incorporated herein by reference.

Registration Rights Agreement

On September 6, 2024, the Company and certain entities affiliated with Amberjack Capital Partners, L.P. (“Amberjack”) (collectively, the “Innovex Investors”), entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to provide for the registration and resale of certain shares of Company Common Stock (as defined below) that are held by the Innovex Investors from time to time.

Pursuant to the Registration Rights Agreement, any of the Innovex Investors will have the right to require the Company, at any time after 180 days from the closing date of the Mergers, and subject to certain limitations, to prepare and file a registration statement registering the offer and sale of their shares of Company Common Stock. Subject to certain exceptions, the Company will not be obligated to effect a demand registration if a then effective registration statement is available for use or to effect such a demand registration or an underwritten offering within 90 days after the closing of any requested underwritten offering of shares of Company Common Stock, unless certain requirements are met. In addition, as promptly as reasonably practicable, but in no event later than 10 business days after the date the Registration Rights Agreement is executed, the Company will be required to prepare and file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3 (which shall be automatic shelf registration statement, if available) to permit the public resale of all of the registrable securities thereunder in accordance with the terms of the Registration Rights Agreement.

The Registration Rights Agreement also generally obligates the Company to cooperate with the Innovex Investors in effecting the disposition of their shares of Company Common Stock by such methods as the Innovex Investors may request, including through underwritten offerings and block trades.

The Registration Rights Agreement includes provisions, subject to certain exceptions, that if at any time the Company proposes to register an offering of Company Common Stock or conduct an underwritten offering, whether or not for its own account, then the Company would be required to notify the Innovex Investors and allow them to include a specified number of their shares of Company Common Stock in that registration statement or underwritten offering, as applicable.

These registration rights are subject to certain conditions and limitations, and the Company will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether or not any registrable securities are sold pursuant to a registration statement. The Registration Rights Agreement will also require the Company to indemnify each of the Innovex Investors against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the full text of the Registration Rights Agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Stockholders Agreement

On September 6, 2024, the Company, Amberjack and the Innovex Investors entered into a Stockholders Agreement (the “Stockholders Agreement”). It provides, among other things, that as of the effective time of the Mergers (the “Effective Time”):

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Amberjack will have the right, but not the obligation, to designate for nomination by the Company to the board of directors of the Company (the “Board”) a number of designees (the “Amberjack Designees”) equal to: (i) four directors, so long as the Stockholders (as defined in the Stockholders Agreement) collectively beneficially own 40% or more of the number of shares of Company Common Stock outstanding as of the Effective Time; (ii) three directors, in the event that the Stockholders collectively beneficially own less than 40% but at least 30% of the number of shares of Company Common Stock outstanding as of the Effective Time; (iii) two directors in the event that the Stockholders collectively beneficially own less than 30% but at least 20% of the number of shares of Company Common Stock outstanding as of the Effective Time; and (iv) one director in the event that the Stockholders collectively beneficially own less than 20% but at least 10% of the number of shares of Company Common Stock outstanding as of the Effective Time;

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for so long as Amberjack has the right to designate at least one Amberjack Designee to the Board, the Company has agreed to take all necessary action, and, if applicable, Amberjack, the Innovex Investors and their permitted transferees (collectively, the “Stockholders”) agree to vote their respective shares, to cause the election of the person who is then serving as the Chief Executive Officer of the Company (the “CEO Director”) and each Amberjack Designee to the Board;

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the Board will be divided into three classes of directors, with each class serving staggered three-year terms in accordance with the certificate of incorporation of the Company and, unless otherwise requested by Amberjack, each Amberjack Designee, if any, will be assigned (or continue to be assigned) to the classes specified in the Merger Agreement;

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during the period from and after the closing date of the Mergers until the date that Amberjack ceases to have the right to nominate any designees to the Board pursuant to the Stockholders Agreement (the “Standstill Period”) and subject to certain exceptions, Amberjack will have the right to request that a representative of Amberjack attend meetings of the Board (and any committee of which an Amberjack Designee is a member, to the extent consistent with applicable law) from time to time;

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until the end of the Standstill Period and subject to certain exceptions, the Company will provide Amberjack or its authorized representatives, at reasonable times and upon reasonable prior notice to the Company, with (i) reasonable access to the books and records of the Company or any of its material subsidiaries and (ii) the right to discuss the Company’s or its material subsidiaries’ affairs, finances and condition with its and their officers;

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to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”) and subject to applicable legal requirements and any express agreement, the Company has agreed that the Innovex Investors and their respective affiliates and each Amberjack Designee that is also a director, officer, employee or other representative of Amberjack (collectively, the “Covered Persons”) may, and shall have no duty not to, (i) invest in, carry on and conduct any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of the Company or its affiliates, and/or (iii) make investments in any kind of property in which the Company or its subsidiaries may make investments. To the fullest extent permitted by the DGCL or any other applicable law, the Company renounces any interest or expectancy to participate in any business, business opportunity, transaction, investment or other matter of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty or otherwise solely by reason of such Covered Person’s participation in, or failure to offer or communicate to the Company, its subsidiaries or any controlled affiliates any information regarding, any such business opportunity;

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during the Standstill Period and subject to certain exceptions, the Stockholders and each of their respective affiliates will be subject to certain restrictions relating to (i) the acquisition of additional shares of Company Common Stock, (ii) the solicitation of proxies with respect to voting of any Voting Securities (as defined in the Stockholders Agreement) of the Company, (iii) the deposit of any Voting Securities into a voting trust or subjecting such Voting Securities to any voting agreement, pooling arrangement or similar arrangement, or the grant of any proxy with respect to such Voting Securities, (iv) actions to change management of the Company or the Board other than pursuant to the provisions of the Stockholders Agreement, (v) actions regarding any merger, consolidation, business combination, tender or exchange offer, restructuring, recapitalization or other extraordinary transaction of or involving the Company or any of its subsidiaries or their securities or assets, or (vi) actions that would reasonably be expected to cause or require the Company to make a public announcement regarding any actions prohibited by the Stockholders Agreement;

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during the Standstill Period, the Stockholders will cause all Voting Securities then owned by the Stockholders to be present, in person or by proxy, at any meeting of the stockholders of the Company occurring at which an election of directors is to be held, so that all such Voting Securities will be counted for the purpose of determining the presence of a quorum at such meeting; and

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during a period of 180 days from the closing date, the Stockholders will be subject to certain transfer restrictions on the Stockholder Shares (as defined in the Stockholders Agreement) without the prior written consent of the Company.

The foregoing description of the Stockholders Agreement is qualified in its entirety by the full text of the Stockholders Agreement, which is filed as Exhibit 4.2 hereto and incorporated herein by reference.

Indemnification Agreements

On September 6, 2024, the Company entered into indemnification agreements with each of its directors (the “Indemnification Agreements”). The Indemnification Agreements, among other things, require the Company to indemnify these individuals to the fullest extent permitted by Delaware law, including for certain expenses (including attorneys’ fees) actually and reasonably incurred by such person in any action or proceeding, including any action by or in the Company’s right, on account of any services undertaken by such person on behalf of the Company or that person’s status as a member of the Board.

The foregoing description of the Indemnification Agreements is qualified in its entirety by the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.7 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction above regarding the Transactions is incorporated by reference into this Item 2.01.

As discussed in the Introduction, on September 6, 2024, the Mergers were consummated in accordance with the terms of the Merger Agreement. In connection with the consummation of the Mergers, subject to certain exceptions set forth in the Merger Agreement, the shares of common stock, par value $0.01 per share, of Pre-Merger Innovex (“Pre-Merger Innovex Common Stock”) (including each Pre-Merger Innovex stock option and restricted stock unit) issued and outstanding immediately prior to the Effective Time (including restricted stock awards) were converted into the right to receive 32,183,966 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), and each share of Pre-Merger Innovex Common Stock held in treasury by Pre-Merger Innovex or owned directly or indirectly by the Company, Merger Sub Inc. or Merger Sub LLC was automatically cancelled and ceased to exist.

The issuance of shares of Company Common Stock pursuant to the terms of the Merger Agreement, other than shares of Company Common Stock issued to the Innovex Investors, and other shares of Company Common Stock reserved for issuance in connection with the Transactions, were registered under the Securities Act pursuant to the Company’s registration statement on Form S-4, as amended (File No. 333-279048), which was declared effective by the SEC on August 6, 2024. The proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the registration statement, as amended and supplemented, contains additional information about the Mergers.

The shares of Company Common Stock listed on the New York Stock Exchange (the “NYSE”), previously trading through the close of business on Friday, September 6, 2024 under the ticker symbol “DRQ,” are expected to commence trading on the NYSE under the ticker symbol “INVX” effective with the open of business on Monday, September 9, 2024. The Company Common Stock is represented by a new CUSIP number (457651 107).

Immediately following the completion of the Mergers, the Company’s securityholders as of immediately prior to the Mergers owned approximately 52% of the outstanding shares of Company Common Stock on a fully diluted basis and Pre-Merger Innovex’s securityholders owned approximately 48% of the outstanding shares of the Company on a fully diluted basis.

The foregoing description of the Transactions and the Merger Agreement is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by the full text of the Merger Agreement which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 and the Introduction above regarding the Transactions, to the extent applicable, is incorporated by reference into this Item 3.02. The issuance of 29,369,822 shares of Company Common Stock (the “Consenting Stockholder Shares”) to certain affiliates of Amberjack pursuant to the Merger Agreement was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof. None of the Consenting Stockholder Shares nor the offering thereof have been registered under the Securities Act or any state securities laws, and the Consenting Stockholder Shares may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01 and 5.03 is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 regarding the Mergers and the information set forth in Item 5.02 regarding the Board and executive officers following the Mergers are incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

In connection with the consummation of the Mergers, Jeffrey J. Bird and Darryl K. Willis each delivered a letter effectuating his resignation as a director of the Company and, as of the Effective Time, each ceased to be a director of the Company. The resignations of Mr. Bird and Mr. Willis were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Directors

As of the Effective Time, in accordance with the terms of the Merger Agreement and as approved by the Board, the Board was increased to nine members, which consists of the following members: (i) Adam Anderson, Bonnie S. Black, Patrick Connelly, Angie Sedita and Jason Turowsky, each a former member of the Pre-Merger Innovex board of directors who was appointed to the Board (each, a “New Director”); and (ii) John V. Lovoi, Terence B. Jupp, Carri A. Lockhart and Benjamin M. Fink, each a continuing director of the Board.

In connection with their appointments, each non-employee director will receive the standard annual non-employee director compensation for serving on the Board. For a description of the compensation program for the Company’s non-employee directors, see the Company’s proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on March 19, 2024. The description of the Indemnification Agreements between the Company and the directors set forth in Item 1.01 above is incorporated by reference into this Item 5.02.

As of the Effective Time, in accordance with the terms of the Merger Agreement, the Board made the following committee appointments: (i) Mr. Lovoi was appointed to serve on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board; (ii) Mr. Jupp was appointed to serve as Chair on the Compensation Committee of the Board; (iii) Ms. Lockhart was appointed to serve on the Audit Committee and as Chair on the Nominating and Corporate Governance Committee of the Board; (iv) Mr. Connelly was appointed to serve on the Compensation Committee of the Board; (v) Ms. Sedita was appointed to serve on the Nominating and Governance Committee of the Board; (vi) Ms. Black was appointed to serve on the Compensation Committee of the Board; and (vii) Mr. Fink was appointed to serve as Chair on the Audit Committee of the Board. Mr. Lovoi continues to serve as Chairman of the Board.

None of the New Directors are related to any officer or director of the Company. With respect to each of the New Directors, there are no arrangements or understandings between such director and any other persons pursuant to which he or she will serve as a director, other than the Merger Agreement and the Stockholders Agreement.

Officer Transition; Compensatory Plans and Arrangements

In connection with the Mergers and pursuant to the terms and conditions of the Merger Agreement, each of the following officers: (i) Jeffrey J. Bird, the Company’s President and Chief Executive Officer, (ii) Kyle F. McClure, the Company’s Vice President and Chief Financial Officer, (iii) James C. Webster, the Company’s Vice President, General Counsel and Secretary, and (iv) Don Underwood, the Company’s Vice President of Subsea Products (each, an “Executive Officer”) were terminated without cause, effective as of the closing date of the Mergers.

Each Executive Officer will be entitled to receive severance payments and benefits contingent upon the execution and non-revocation of a separation agreement and general release of claims (the “Separation Agreements”). In consideration for a fulsome release of claims in favor of the Company and its affiliates and the applicable Executive Officer’s compliance with certain post-employment covenants, (i) Mr. Bird, Mr. McClure, and Mr. Webster will be entitled to receive severance benefits provided for with respect to a termination without cause within the change of control period under their employment agreements with the Company, effective January 1, 2022, attached as Exhibits 10.3, 10.4, and 10.2, respectively, to the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2024 and (ii) Mr. Underwood will be entitled to receive severance benefits provided for with respect to a termination without cause within the change of control period under his Employment Agreement with the Company, effective October 25, 2022, attached as Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2024.

The foregoing description of the Separation Agreements is qualified in its entirety by the full text of the Separation Agreements, which are filed as Exhibits 10.8, 10.9, 10.10 and 10.11 hereto and incorporated herein by reference.

Appointment of Executive Officers

On September 6, 2024, the Board appointed Adam Anderson as the Company’s Chief Executive Officer and principal executive officer, Kendal Reed as the Chief Financial Officer and principal financial officer and principal accounting officer and Mark Reddout as the Company’s President of North America.

There are no family relationships among any of the Company’s newly appointed principal officers. None of the Company’s newly appointed principal officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Adam Anderson. Mr. Anderson served as Chief Executive Officer of Pre-Merger Innovex and its subsidiaries since November 2016. After joining Pre-Merger Innovex, Mr. Anderson led Pre-Merger Innovex by focusing on strategic growth and acquisitions, using conventional, innovative and proprietary technologies to support upstream onshore and offshore activities worldwide. From 2002 to 2014, Mr. Anderson served in several senior management roles for Baker Hughes Company, an oilfield services company, including Vice President of the Western U.S. Division, President of Latin America, Vice President of the U.S. Completions Division, Country Manager for Saudi Arabia, overseeing more than 3,000 employees and more than $1 billion in revenues, and Vice President of Investor Relations. From 2014 to 2016, Mr. Anderson served as Chief Executive Officer of Team Oil Tools, LP, a designer, manufacturer and installer of completions products for the oil and natural gas sector. Mr. Anderson holds a Master of Business Administration from Duke University and a Bachelor of Science in Petroleum Engineering from Colorado School of Mines.

Kendal Reed. Mr. Reed joined Pre-Merger Innovex in 2016 as Vice President of Corporate Development and has been a key member of the Pre-Merger Innovex team leading mergers and acquisitions, treasury and integration. In early 2019, he took on the role of Chief Financial Officer assuming wide ranging responsibility for

Pre-Merger Innovex’s financial operations. Previously, Mr. Reed served seven years as Vice President for Amberjack, where he was responsible for identifying, assessing, and managing a variety of oilfield service investments. Mr. Reed earned a Bachelor of Science in Finance and Marketing from the University of Kansas.

Mark Reddout. Since joining Pre-Merger Innovex in 2016, Mr. Reddout has held the positions of Vice President of Well Completions from October 2016 to May 2019, Chief Operations Officer from May 2019 to March 2021, and President for the North America region since March 2021. He was previously the Vice President of Operations for Team Oil Tools LP; and prior to joining Pre-Merger Innovex, Mark spent 30 years at Baker Hughes holding multiple key positions including leading the completions business in both South Texas and the Rocky Mountains.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Certificate of Incorporation

Effective September 6, 2024, the Board approved and adopted, and the Company filed, an amendment to the Restated Certificate of Incorporation of the Company to change the name of the Company from “Dril-Quip, Inc.” to “Innovex International, Inc.” The foregoing description is qualified in its entirety by the full text of the amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Bylaws

Effective September 6, 2024, the Board approved and adopted an amendment to the Amended and Restated Bylaws (the “Bylaws Amendment”) of the Company to, among other things:

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provide that a single individual Amberjack Designee has the right to call meetings of the Board during the period from and after the Effective Time until the date that Amberjack ceases to have the right to nominate any designees to the Board in accordance with the provisions of the Stockholders Agreement and such Amberjack Designee will chair and preside over meetings of the Board called by such designee;

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remove the procedures for submission of claims for indemnification and determination of the entitlement of any person and provide that the Board of directors may establish reasonable procedures for the submission of claims for indemnification, determination of the entitlement of any person to such indemnification and review of any such determination;

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provide that to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, a federal court located within the State of Delaware) is the exclusive forum for any claims, including claims in the right of the Company: (a) that are derivative actions brought on behalf of the Company, (b) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, (c) arising pursuant to the DGCL, the organizational documents of the Company or as to which the DGCL confers jurisdiction upon the Court of Chancery or (d) for any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware; and

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provide that the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States.

The foregoing description is qualified in its entirety by the full text of the Bylaws Amendment, which is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 6, 2024, the Company issued a press release announcing the closing of the Transactions. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of this communication is not intended to constitute a representation that such information is required by Regulation FD or that the material it contains include material information that is not otherwise publicly available.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited consolidated balance sheets of Pre-Merger Innovex as of December 31, 2023 and December 31, 2022 and the audited consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows of Pre-Merger Innovex for the three years ended December 31, 2023 were previously filed in the Proxy Statement/Prospectus and, pursuant to General Instruction B.3 of Form 8-K, are not required to be filed as part of this Current Report on Form 8-K.

The Company intends to file the unaudited financial statements of Pre-Merger Innovex as of and for the six months ended June 30, 2024 under cover of Form 8-K/A not later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) as of and for the year ended December 31, 2023 was previously filed in the Proxy Statement/Prospectus under the caption “Unaudited Pro Forma Condensed Combined Financial Statements” and, pursuant to General Instruction B.3 of Form 8-K, is not required to be filed as part of this Current Report on Form 8-K. The Company intends to file pro forma financial information as of and for the period ended June 30, 2024 under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits:

2.1	Agreement and Plan of Merger, dated as of March 18, 2024, by and among Dril-Quip, Inc., Ironman Merger Sub, Inc., DQ Merger Sub, LLC and Innovex Downhole Solutions, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 18, 2024).

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Innovex International, Inc., dated September 6, 2024.

3.2	Amendment to the Amended and Restated Bylaws of Innovex International, Inc., dated September 6, 2024.

4.1	Registration Rights Agreement, dated as of September 6, 2024, by and among Innovex International, Inc., Intervale Capital Fund II, L.P., Intervale Capital Fund III, L.P., Amberjack Capital Fund II, L.P., Innovex Co-Invest Fund, L.P., Innovex Co-Invest Fund II, L.P. and Intervale Capital Fund II-A, L.P.

4.2	Stockholders Agreement, dated as of September 6, 2024, by and among Innovex International, Inc., Amberjack Capital Partners, L.P., Intervale Capital Fund II, L.P., Intervale Capital Fund III, L.P., Amberjack Capital Fund II, L.P., Innovex Co-Invest Fund, L.P., Innovex Co-Invest Fund II, L.P. and Intervale Capital Fund II-A, L.P.

10.1	Joinder Agreement, dated as of September 6, 2024, by and among Innovex Downhole Solutions, Inc., Tercel Oilfield Products USA L.L.C., Top-Co Inc., Pride Energy Services, LLC, Dril-Quip, Inc., TIW Corporation, Innovex Downhole Solutions, LLC and PNC Bank, National Association.

10.2	Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement, dated as of June 10, 2022, among Innovex Downhole Solutions, Inc., Tercel Oilfield Products USA L.L.C., Top-Co Inc. and each party joined thereto from time to time as a borrower, as borrowers, each person joined thereto from time to time as a guarantor, as guarantors, the financial institutions from time to time party thereto, as lenders, and PNC Bank, National Association, as the agent for lenders (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4 (File No. 333-279048) declared effective on August 6, 2024).

10.3	First Amendment to Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement, dated November 28, 2022, among Innovex Downhole Solutions, Inc., Tercel Oilfield Products USA L.L.C., Top-Co Inc., Pride Energy Services, LLC and each person joined to the Credit Agreement as a borrower from time to time, as borrowers, each person joined to the Credit Agreement as guarantors, the financial institutions party to the Credit Agreement, as lenders, and PNC Bank, National Association, as the agent (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-4 (File No. 333-279048) declared effective on August 6, 2024).

10.4	Second Amendment to Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement and Limited Waiver, dated as of April 3, 2023, among Innovex Downhole Solutions, Inc., Tercel Oilfield Products USA L.L.C., Top-Co Inc., Pride Energy Services, LLC and each person joined to the Credit Agreement as a borrower from time to time, as borrowers, each person joined to the Credit Agreement as a guarantor from time to time, the financial institutions from time to time party to the Credit Agreement as lenders and PNC Bank, National Association, as agent for lenders (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-4 (File No. 333-279048) declared effective on August 6, 2024).

10.5	Third Amendment to Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement and Limited Waiver, dated as of December 15, 2023, among Innovex Downhole Solutions, Inc., Tercel Oilfield Products USA L.L.C., Top-Co Inc., Pride Energy Services, LLC and each person joined to the Credit Agreement as a borrower from time to time, as borrowers, each person joined to the Credit Agreement as a guarantor from time to time, the financial institutions from time to time party to the Credit Agreement as lenders and PNC Bank, National Association, as agent for lenders (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-4 (File No. 333-279048) declared effective on August 6, 2024).

10.6	Fourth Amendment to Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement and Limited Waiver, dated as of June 28, 2024, among Innovex Downhole Solutions, Inc., Tercel Oilfield Products USA L.L.C., Top-Co Inc., Pride Energy Services, LLC and each person joined to the Credit Agreement as a borrower from time to time, as borrowers, each person joined to the Credit Agreement as a guarantor from time to time, the financial institutions from time to time party to the Credit Agreement as lenders and PNC Bank, National Association, as agent for lenders (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-4 (File No. 333-279048) declared effective on August 6, 2024).

10.7	Form of Indemnification Agreement.

10.8	Separation Agreement and General Release of Claims, dated September 6, 2024, by and between Dril-Quip, Inc. and Jeffrey J. Bird.

10.9	Separation Agreement and General Release of Claims, dated September 6, 2024, by and between Dril-Quip, Inc. and Kyle F. McClure.

10.10	Separation Agreement and General Release of Claims, dated September 6, 2024, by and between Dril-Quip, Inc. and James C. Webster.

10.11	Separation Agreement and General Release of Claims, dated September 6, 2024, by and between Dril-Quip, Inc. and Donald M. Underwood.

99.1	Press Release, dated September 6, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVEX INTERNATIONAL, INC.

By:	/s/ Adam Anderson
Adam Anderson
Chief Executive Officer

Date: September 6, 2024